         As filed with the Securities and Exchange Commission on October 6, 1998

                                               Registration No.
                                                               -----------------
 ===============================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                       COMMUNITY INDEPENDENT BANK, INC.
            (Exact Name of Registrant as Specified in its Charter)


       Pennsylvania                                        23-2357593
    (State of Incorporation)                             I.R.S. Employer
                                                      Identification Number)



                             201 North Main Street
                        Bernville, Pennsylvania  19506
                                (610) 488-1200
             (Address, including Zip Code, and Telephone Number,
             including Area Code, of Principal Executive Offices)
                             --------------------

       Community Independent Bank, Inc. 1996 Employee Stock Option Plan
                             (Full Title of the Plan)
                           ---------------------------

                                Arlan J. Werst
                     President and Chief Executive Officer
                       Community Independent Bank, Inc.
                             201 North Main Street
                        Bernville, Pennsylvania  19506
                                (610) 488-1200
           (Name, Address and Telephone Number of Agent for Service)

                              -------------------
                                   Copy to:

                           Charles J. Ferry, Esquire
                              Rhoads & Sinon LLP
                      One South Market Square, 12th Floor
                                 P.O. Box 1146
                          Harrisburg, PA  17108-1146
                                (717) 233-5731

                             --------------------

                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                        Proposed                 Proposed
                                                        Maximum                  Maximum                Amount of
   Title of Securities                Amount to be      Offering Price           Aggregate              Registration
    to be Registered                  Registered        Per Share(1)             Offering Price(1)      Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $5
per share                             50,000 shares     $14.625                  $731,250               $215.72
=====================================================================================================================

  (1) Estimated solely for the purposes of calculating the amount of the registration fee, pursuant to Rule 457(c), on the basis of $14.625 per share, which was the average of the high and low prices of the Common Stock as reported on AMEX on September 30, 1998.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     The following documents have been filed by Community Independent Bank, Inc. ("CIB") with the Securities and Exchange Commission ("SEC") and are incorporated herein by reference:

     (a) Registrant's Registration Statement on Form 10-SB, filed on March 13, 1998, as amended.

     (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of CIB's fiscal year ended December 31, 1997, including without limitation Registrant's Form 8-K Report dated June 25, 1998 and Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998.

     (c) The description of the CIB Common Stock contained in a registration statement filed under the Exchange Act on Form 10-SB on March 13, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by CIB pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     Pennsylvania Business Corporation Law (the "BCL") provides that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the Corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. The BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The BCL authorizes a corporation to purchase insurance for directors and other representatives.

     As permitted by the BCL, CIB's Articles provide that a director shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his or her office under the BCL, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of CIB's Articles of Incorporation, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law. These provisions offer persons who serve on the Board of Directors of CIB protection against awards of monetary damages for negligence in the performance of their duties.

     CIB's Articles of Incorporation also provide that every person who is or was a director or executive officer of CIB, or of any Corporation which he served as such at the request of CIB, shall be indemnified by CIB to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director or executive officer of CIB or such other company, whether or not he is a director or executive officer of CIB or such other company at the time the expenses or liabilities are incurred.

     CIB has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of CIB in connection with the performance of their duties.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not Applicable.


ITEM 8.   EXHIBITS.
          --------

     3.1 Articles of Incorporation of Community Independent Bank, Inc., as amended, incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form 10-SB.

     3.2 Bylaws of Community Bank, Inc., as amended, incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form 10-SB.

     4.1  Community Independent Bank, Inc. 1996 Employee Stock Option Plan.

     5    Opinion of Rhoads & Sinon LLP.

     23.1 Consent of Rhoads & Sinon LLP (included as part of Exhibit 5).

     23.2 Consent of Beard & Company, Inc.

     24   Powers of Attorney (included as part of signature page).



ITEM 9.   UNDERTAKINGS.
          ------------

     A.   The undersigned registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bernville, Commonwealth of Pennsylvania, on September
                                                                       ---------
10, 1998.
--

                                     COMMUNITY INDEPENDENT BANK, INC.
                                     (Registrant)


                                     By:   /s/ Arlan J. Werst
                                          --------------------------
                                          Arlan J. Werst
                                          President and Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arlan J. Werst, Shirley M. Luckenbill, Linda Strohmenger and Charles J. Ferry, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.


  Signature                          Title                              Date
  ---------                          -----                              ----



/s/ Arlan J. Werst                President and Chief Executive      9-10-98
-------------------------         Officer and Director               -------
Arlan J. Werst

 /s/ Shirley M. Luckenbill           Treasurer and Assistant       9-10-98
--------------------------           Secretary                     -------

Shirley M. Luckenbill

 /s/ Linda L. Strohmenger            Secretary (and principal
-------------------------            accounting officer)           9-10-98
Linda L. Strohmenger                                               -------


 /s/ John F. Hampson                 Director                      9-10-98
-------------------------                                          -------
John F. Hampson


 /s/ Frederick P. Krott              Director                      9-10-98
-------------------------                                          -------
Frederick P. Krott


 /s/ Paul T. Manrodt                 Director                      9-10-98
-------------------------                                          -------
Paul T. Manrodt


 /s/ Walter J Potteiger              Director                      9-10-98
-------------------------                                          -------
Walter J. Potteiger


 /s/ Deborah K. Ritter               Director                      9-10-98
-------------------------                                          -------
Deborah K. Ritter


 /s/ John J. Seitizinger             Director                      9-10-98
-------------------------                                          -------
John J. Seitizinger


 /s/ Stratton D. Yatron              Director                      9-10-98
-------------------------                                          -------
Stratton D. Yatron

                               INDEX TO EXHIBITS
                               -----------------



Exhibit No.                   Exhibit
-----------                   -------

3.1 Articles of Incorporation of Community Independent Bank, Inc., as amended, incorporated herein by reference to
                    Exhibit 3.1 of the Registration Statement on Form 10-SB.

3.2 Bylaws of Community Bank, Inc., as amended, incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form 10-SB.

4.1                 Community Independent Bank, Inc. 1996 Employee Stock Option
                    Plan.

5                   Opinion of Rhoads & Sinon LLP.

23.1                Consent of Rhoads & Sinon LLP (included as part of Exhibit
                    5).

23.2                Consent of Beard & Company, Inc.

24                  Powers of Attorney (included as part of signature page).